UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

Valion Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41052	81-4016391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 E. Houston Street, Building 1, Suite 311
San Antonio, Texas		78205
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 276-6888

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VBIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b)

On October 27, 2026, Valion Bio, Inc. (the “Company”) notified Melinda Lackey, the Company’s General Counsel and Senior Vice President of Legal Affairs, of the termination of her employment, effective October 30, 2026.

Item 5.02(e)

On October 31, 2026, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Melinda Lackey.

Under the Separation Agreement, subject to Ms. Lackey’s compliance with its terms and the satisfaction of the conditions set forth therein, the Company agreed to pay Ms. Lackey a gross cash severance payment of $26,750, less applicable taxes and withholdings, in a single lump-sum payment no later than 30 days following the effective date of the Separation Agreement.

In addition, if Ms. Lackey is eligible for and properly elects continued medical or dental coverage under COBRA, the Company agreed to pay the applicable COBRA premiums for Ms. Lackey and her covered dependents until the earlier of November 30, 2026 or the date on which she becomes eligible for healthcare coverage under a subsequent employer’s health plan.

The Separation Agreement also provides for a general release of claims by Ms. Lackey in favor of the Company and certain related parties and includes customary confidentiality, non-disparagement, cooperation, return-of-property and other continuing obligations. Ms. Lackey agreed to forfeit any unvested equity awards and may exercise any vested stock options only in accordance with the applicable equity plan documents.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

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Item 8.01 Other Events.

On October 30, 2026, Valion Bio, Inc. (the “Company”) announced the evaluation of its lead biologic drug candidate, Entolimod, by the Armed Forces Radiobiology Research Institute in connection with research relating to gastrointestinal acute radiation syndrome in a therapeutic efficacy study.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement and General Release, by and between Valion Bio, Inc. and Melinda Lackey.
99.1	Press Release, dated October 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain personal information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALION BIO, INC.

Date:	November 2, 2026	By:	/s/ Dean Zikria
Name: Dean Zikria Title: Interim Chief Executive Officer

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